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                                                                      EXHIBIT 11

                          STONE CONTAINER CORPORATION

                    COMPUTATION OF PRIMARY AND FULLY DILUTED
                          NET INCOME (LOSS) PER SHARE

                        (in millions, except per share)

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
                                                                                             YEAR ENDED DECEMBER 31,
                                                                                         -------------------------------
                                                                                           1996       1995       1994
                                                                                         ---------  ---------  ---------
PRIMARY EARNINGS PER SHARE
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Shares of Common Stock:
  Weighted average number of common shares outstanding.................................       99.2       94.1       88.2
                                                                                         ---------  ---------  ---------
Primary Weighted Average Shares Outstanding............................................       99.2       94.1       88.2
                                                                                         ---------  ---------  ---------
                                                                                         ---------  ---------  ---------
Net Income (Loss)......................................................................  $  (126.2) $   255.5  $  (204.6)
Less: Series E Cumulative Convertible Exchangeable Preferred Stock dividend............       (8.1)      (8.1)      (8.1)
     Redemption premium on redeemable preferred stock of a consolidated affiliate......     --         --           (4.0)
                                                                                         ---------  ---------  ---------
Net income (loss) used in computing primary net income (loss) per common share.........  $  (134.3) $   247.4  $  (216.7)
                                                                                         ---------  ---------  ---------
                                                                                         ---------  ---------  ---------
Primary Earnings Per Share.............................................................  $   (1.35) $    2.63  $   (2.46)
                                                                                         ---------  ---------  ---------
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FULLY DILUTED EARNINGS PER SHARE
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Shares of Common Stock:
  Weighted average number of common shares outstanding.................................       99.2       94.1       88.2
  Dilutive effect of options and warrants..............................................     --         --             .1
  Addition from assumed conversion of 8.875% convertible senior subordinated notes.....        5.2       15.2       21.6
  Addition from assumed conversion of 6.75% convertible subordinated debentures........        1.3        2.0        3.4
  Addition from assumed conversion of Series E Cumulative Convertible Exchangeable
    Preferred Stock....................................................................        3.4        3.4        3.4
                                                                                         ---------  ---------  ---------
Fully Diluted Weighted Average Shares Outstanding......................................      109.1      114.7      116.7
                                                                                         ---------  ---------  ---------
                                                                                         ---------  ---------  ---------
Net Income (Loss)......................................................................  $  (126.2) $   255.5  $  (204.6)
Less: Series E Cumulative Convertible Exchangeable Preferred Stock dividend............       (8.1)      (8.1)      (8.1)
     Income adjustment associated with assumed conversion of Stone-Consolidated
      Corporation Corporation 8% convertible subordinated debentures...................     --          (10.6)    --
     Redemption premium on redeemable preferred stock of a consolidated affiliate......     --         --           (4.0)
Add back: Interest on 8.875% convertible senior subordinated notes.....................        3.2        9.5       13.5
          Interest on 6.75% convertible subordinated debentures........................        1.9        2.8        4.7
          Income adjustment associated with assumed conversion of Stone-Consolidated
          Corporation 8% convertible subordinated debentures...........................     --         --            6.9
          Series E Cumulative Convertible Exchangeable Preferred Stock dividend........        8.1        8.1        8.1
                                                                                         ---------  ---------  ---------
Net income (loss) used in computing fully diluted net income (loss) per common share...  $  (121.1) $   257.2  $  (183.5)
                                                                                         ---------  ---------  ---------
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Fully Diluted Earnings Per Share (A)...................................................  $   (1.11) $    2.24  $   (1.57)
                                                                                         ---------  ---------  ---------
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(A) Fully diluted earnings per share for 1996 and 1994 are not disclosed in the consolidated financial statements because the amounts are anti-dilutive.

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